Exhibit 10.1

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) effective as of July 1, 2013, by and between COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the “Company”), and MANISH D. SHAH (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement, entered into on March 7, 2012 (the “Employment Agreement”), pursuant to which the Executive has served as President of the Company; and

WHEREAS, the Executive and the Company now desire to amend the Employment Agreement in order to reflect certain changes in the Executive’s position and duties with and compensation by the Company upon the Executive’s assumption of the role of Chief Executive Officer, in addition to continuing his role as President, effective as of July 1, 2013, and certain other changes in the employment relationship, as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.

Amendment to Section 1 of the Employment Agreement.  Section 1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“1.

Employment.  The Company, effective as of July 1, 2013, hereby agrees to employ the Executive as President and Chief Executive Officer of the Company, and the Executive hereby accepts such employment, all upon and subject to the terms and conditions hereinafter set forth.”

2.

Amendment to Section 3(a) of the Employment Agreement.  Subsection (a) of Section 3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(a)

The Executive will render his services to the Company as President and Chief Executive Officer and shall perform such duties and services of such offices or positions. In addition, the Executive will hold such other offices and directorships in the Company or any parent or subsidiary of the Company to which, from time to time, he may be reasonably appointed or elected.”

3.

Amendment to Section 4(a) of the Employment Agreement.  Section 4(a) of the Employment Agreement is hereby amended by deleting the number “$300,000” and replacing it with the number “$325,000”.

4.

Miscellaneous.

(a)

From and after the date hereof, all references in the Employment Agreement to “this Agreement” shall be deemed to mean the Employment Agreement as amended by this Amendment, but references to the “date of this Agreement” in the Employment Agreement, as amended by this Amendment, shall be deemed to be March 7, 2012.

(b)

Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect.

(c)

This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment.  The parties to this Amendment may execute more than one copy of the Amendment, each of which shall constitute an original.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first written above.

COVER-ALL TECHNOLOGIES INC.

By:
Name:
Title:

Manish D. Shah